                                   CERTIFICATE

This is to certify that Wuxi Seamless Steel Tube Co., Ltd. agrees that Wuxi
Seamless Oil Pipes Company Limited may use the trade name of "Xi Mu Lai Si."

                                 Wuxi Seamless Steel Tube Co., Ltd.
                                 (seal)

                                 October 28, 1999